Exhibit 5

[LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK, P.C.]

July 31, 2008

Federal Trust Corporation

312 West 1st Street

Sanford, Florida 32771

Re:	Federal Trust Corporation
Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Federal Trust Corporation, a Florida corporation (the “Company”), in connection with the issuance by the Company of up to 50,000,000 shares (the “Sale Shares”) of its common stock, par value $0.01 per share (the “Common Stock”) in a public offering and to select investors (the “Standby Purchasers”) along with warrants (the “Warrants”) to purchase up to 10,000,00 shares of Common Stock to certain Standby Purchasers (the “Offering”). The Company has filed a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to effect the registration under the Securities Act of 1933, as amended of 50,000,0000 Sale Shares and 10,000,000 Warrants. The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to investors and the Standby Purchasers. The 50,000,0000 Sale Shares and 10,000,000 Warrants are collectively referred to herein as the “Securities.”

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company, and we have made no independent investigation with regard thereto. We have assumed that (1) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Securities thereunder) and (2) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Sale Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the Offering against payment of the consideration for the shares of Common Stock, as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable.

2. The Warrants have been authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the terms of the agreements with the Standby Purchasers, the Warrants will be legal, valid and binding obligations of the Company as contemplated by the agreements with the Standby Purchasers, enforceable in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws related to or affecting creditor rights generally, and to general equitable principles.

Our opinions expressed herein are limited to the laws of the State of Florida and the federal laws of the United States of America. This opinion has been prepared in connection with the Registration Statement. We hereby consent to our firm being referenced under the caption “Legal Matters” and for inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION